UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515

(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Letter Agreement Relating to Series Z Preferred Stock

On May 28, 2009, Einstein Noah Restaurant Group, Inc. (the “Company”) and the holder of the Series Z Preferred Stock, Halpern Denny III, L.P. (the “Holder”), agreed that, in exchange for the Holder’s agreement to refrain from taking actions to enforce the mandatory redemption provisions of the Series Z Preferred Stock, the Company shall pay:

(1)	$20 million to redeem 20,000 shares of Series Z Preferred Stock on June 30, 2009;

(2)	$3 million to redeem shares of Series Z Preferred Stock on December 31, 2009;

(3)	$5 million to redeem shares of Series Z Preferred Stock on March 31, 2010; and

(4)	an additional redemption amount (250 bps higher than the highest rate paid on the Company’s funded indebtedness) as of the dates of redemption of shares of the Series Z Preferred Stock redeemed after June 30, 2009, as provided in the Certificate of Designations for the Series Z Preferred Stock.

In addition, the Company has agreed to redeem all remaining outstanding shares of Series Z Preferred Stock on June 30, 2010. The Company may also increase the amount and frequency of the redemption payments at any time. Shares shall be redeemed subject to the legal availability of funds. The parties have also agreed that, if the Company completes an equity offering, the Company shall pay any proceeds of the offering, in excess of amounts payable under the credit facility, to the Holder to redeem any outstanding Series Z Preferred Stock. In addition, in the event of a merger or change of control, the outstanding Series Z Preferred Stock shall be mandatorily redeemable and the provisions of the Certificate shall control. In the event of bankruptcy, the provisions of the Certificate shall control.

Amendment to Credit Agreement

In order to increase flexibility for raising funds to redeem the Series Z Preferred Stock, the Company amended its existing credit facility on May 28, 2009 to permit (i) the incurrence of subordinated debt and replacement equity in the form of another issue of mandatorily redeemable preferred stock, provided that the replacement subordinated debt and preferred stock is not payable or redeemable prior to December 31, 2012 and December 28, 2012, respectively (which is approximately six months after the due date of the credit facility), and (ii) payment of an increased additional redemption amount at a rate up to 450 bps higher than the highest rate on the Company’s funded indebtedness for any unredeemed shares of Series Z Preferred Stock after June 30, 2010. In addition, the amendment to the credit agreement permits commodity forward purchasing contracts in the ordinary course of business.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

10.1	Letter Agreement with Halpern Denny III L.P. regarding the Redemption of Series Z Preferred Stock

10.2	Amendment No. 2 to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: June 2, 2009	/s/ RICHARD P. DUTKIEWICZ

Richard P. Dutkiewicz
Chief Financial Officer